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                                            April 23, 2002


American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001

         Re:      American Family Variable Account I
                  (File No. 333-44956)
                  ----------------------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 1 to the registration statement on Form S-6 for American Family Variable Account I (File No. 333-44956). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Stephen E. Roth
                                                 -------------------
                                                 Stephen E. Roth